United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$254,470
Unrealized Gain (Loss) on Market Value of Futures	(917,080)
Dividend Income	201
Interest Income	228
ETF Transaction Fees	350
Total Income (Loss)	$(661,831)

Expenses
General Partner Management Fees	$13,424
Brokerage Commissions	370
Prepaid Insurance Expense	279
Non-interested Directors' Fees and Expenses	269
NYMEX License Fee	269
Other Expenses	16,182
Total Expenses	30,793
Expense Waiver	(13,497)
Net Expenses	$17,296
Net Income (Loss)	$(679,127)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/14	$22,282,562
Withdrawals (50,000 Shares)	(993,701)
Net Income (Loss)	(679,127)

Net Asset Value End of Month	$20,609,734
Net Asset Value Per Share (1,050,000 Shares)	$19.63

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612